Exhibit 99.1

VeriFone Reports

Fourth Quarter and Fiscal 2010 Results

     SAN JOSE, CA, - December 2, 2010 – VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months and fiscal year ended October 31, 2010.

     Net revenues for the three months ended October 31, 2010, were $276 million, compared to $261 million of net revenues in the previous quarter and $218 million for the comparable period of 2009, a 27% year-over-year increase. Net revenues for the full year ended October 31, 2010 were $1,002 million, a 19% increase over the $845 million result for the full year ended October 31, 2009.

     Non-GAAP gross margins were 40%, for the three months ended October 31, 2010, compared to 39% in the prior quarter and 38% for the comparable period of 2009. GAAP gross margins for the three months ended October 31, 2010, were 38% compared to 37% in the prior quarter and 35% for the three months ended October 31, 2009. Non-GAAP gross margins were 39% for the full year ended October 31, 2010 and 36% for the full year ended October 31, 2009. GAAP gross margins were 37% for the full year ended October 31, 2010 and 33% for the full year ended October 31, 2009.

     Non-GAAP net income per diluted share for the three months ended October 31, 2010, was $0.40, compared to $0.36 in the prior quarter and $0.26 for the comparable period in fiscal 2009, a 54% year-over-year increase. Non-GAAP net income per diluted share for the full year ended October 31, 2010 was $1.32, a 55% increase over the $0.85 figure for the full year ended October 31, 2009.

     GAAP net income per diluted share for the three months ended October, 2010, was $0.55, compared to $0.21 in the prior quarter and a loss of $0.03 for the comparable period of fiscal 2009. GAAP net income per diluted share for the full year ended October 31, 2010 was $1.13 compared to a loss of $1.86 for the full year ended October 31, 2009.

     “In addition to reporting record revenue and profitability for the fourth quarter, we achieved many important financial milestones over the past year,” said Douglas G. Bergeron, Chief Executive Officer. “We surpassed the one billion dollar revenue mark and exited the year with non-GAAP gross margins at 40%. Our cash balances reached a record high of $445 million, completing another outstanding year of operating cash flow. As we now set our sights on growing to $2 billion in revenue, we are committed to building the payment industry's most important technology company. We will continue to develop unique services-based offerings while targeting double-digit growth rates and expanding our margin profile,” continued Bergeron.

Fourth Quarter Highlights

VeriFone entered into a definitive purchase agreement to acquire Hypercom Corporation. The acquisition, which would help accelerate VeriFone's global expansion in key international markets, is subject to approval by Hypercom shareholders and customary regulatory approvals, and is anticipated to close in the second half of 2011.

VeriFone and Gemalto N.V. entered into a strategic partnership to jointly explore opportunities to accelerate EMV payment adoption, particularly for the U.S. market. VeriFone continues to engage in exclusive discussions to acquire Gemalto’s point-of-sale (POS) solutions business and for Gemalto to become VeriFone’s preferred machine-to-machine wireless module supplier.

VeriFone and First Data Corporation announced their intent to offer a VeriFone edition of the First Data® TransArmorSM security solution to U.S. multi-lane and petroleum merchants. This will enable businesses using VeriFone's MX 800 series of devices, Secure PumpPay and the Ruby POS solutions to take advantage of a complete security solution combining VeriFone's VeriShield encryption with tokenization technology from RSA, the Security Division of EMC Corporation.

VeriFone partnered with PayPal to expand PayPal payment acceptance in the mobile environment. Upon completion of the planned integration of PayPal payment technology with VeriFone's PAYware Mobile card encryption sleeve for the

iPhone, traditional card-based payments using PAYware Mobile will be supported by PayPal acceptance.

Guidance – First Quarter 2011 and Full Year

     For the first quarter ending January 31, 2011, VeriFone now expects to report net revenues in the range of $265 million to $270 million. Non-GAAP net income per diluted share is now projected to be in the range of $0.38 to $0.39.

     For the full year of fiscal 2011, VeriFone expects net revenues to be in the range of $1,130 million to $1,150 million. Non-GAAP net income per diluted share is expected to be in the range of $1.60 to $1.70, for the same time period.

-ends-

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include: whether the proposed transactions described herein can be completed in a timely manner and whether the anticipated benefits of the proposed transaction can be achieved, our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

In connection with the proposed Hypercom transaction, VeriFone intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of Hypercom relating to the proposed transaction. INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT (AND ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain copies of the S-4 and proxy statement, as well as VeriFone’s other filings, free of charge at the website maintained by the SEC at www.sec.gov when they become available. In addition, you may obtain documents filed with the SEC by VeriFone free of charge at its Web site (www.verifone.com) or by directing a request to: VeriFone, 2099 Gateway Place, Suite 600, San Jose, CA 95110 (Tel: 1-408-232-7979) Attention: Company Secretary). You may obtain documents filed with the SEC by Hypercom free of charge by contacting: Scott Tsujita (Tel: 1-480-642-5161).

VeriFone and Hypercom, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Hypercom stockholders in connection with the merger. Information about the directors and executive officers of VeriFone and is set forth in the proxy statement for VeriFone’s 2010 Annual Meeting of Stockholders filed with the SEC on May 19, 2010. Information about the directors and executive officers of Hypercom is set forth in Hypercom’s Annual Report on Form 10-K filed with the SEC on March 12, 2010 and the proxy statement for Hypercom’s 2010 Annual Meeting of Stockholders filed with the SEC on April 26, 2010. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:

Investor Contact:

William Nettles – Vice President, Corporate Development & IR Tel: 408-232-7979 Email: ir@verifone.com

http://ir.verifone.com/phoenix.zhtml?c=187628&p=irol-irhome

Editorial Contact: Pete Bartolik VeriFone, Inc. Tel: 508-283-4112 Email: pete_bartolik@verifone.com

FINANCIAL MEASURES

     This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP cost of net revenues; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense); non-GAAP income before income taxes; non-GAAP provision for income taxes, non-GAAP net income; non-GAAP net income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

     Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.

     Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of peer companies. VeriFone’s competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone’s, in a manner that VeriFone’s management believes does not reflect underlying operating performance that is comparable to VeriFone’s. Management also uses these non-GAAP financial measures in VeriFone’s budget and planning process. Management also believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone’s operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

     These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone’s debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone’s results of operations as determined in accordance with GAAP.

     Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Note A: Acquisition Related Expenses. VeriFone adjusts certain revenues and expenses that are the result of acquisitions. These adjustments include the amortization of purchased intangible assets and step-down in deferred revenue on acquisition but do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition. These contracts are ones whereby third parties have yet to fulfill their contractual obligations. In addition, we adjust for the settlements of contingencies established at time of acquisition and other acquisition related charges (such as integration charges and certain interest charges). Acquisition related charges also result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses. In determining whether any acquisition related revenue or expense adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustment would or would not aid the understanding of the performance of its operations.

     Note B: Other Charges. VeriFone excludes certain expenses that are the result of either unique or unplanned events which are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods. Impairment charges represent non-cash charges, such as impairment of goodwill and intangible assets, which are not reflective of the operational performance of our business. Post-restatement incremental professional services fees include those fees that are incurred for incremental procedures for preparation, review and audit of financial information prior to remediation of any deficiencies, including material weaknesses, in our internal control over financial reporting, and to assist in remediation. These incremental fees enable management to conclude that our consolidated financial statements are in accordance with GAAP. In the case of legal fees for significant litigation and gain or loss on legal settlements, these fees and gains or losses are typically recorded in or around the period in which the matter is concluded or resolved even if the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that including these expenses would not necessarily reflect the underlying performance of our business for the periods in which they are incurred. Restructuring charges and gain on extinguishment of debt, which result from unforeseen circumstances and typically occur outside of the ordinary course of business, are excluded from cost of net revenues and operating expenses. In addition, we exclude non-cash interest expense recorded relating to the adoption of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement). Although these events are reflected in our GAAP financials, excluding the effect of these transactions promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations. Foreign currency translation gains or losses related to income or expenses which are excluded in the non-GAAP financial measures are excluded from other income (expense). We believe that it is appropriate to be consistent in the treatment of the underlying transaction and related currency gains or losses. VeriFone also believes providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures, provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

     Note C: Restatement Expense. Our Non-GAAP financial measures eliminate the impact of restatement expenses. On December 3, 2007, we announced that our management had identified errors in accounting related to the valuation of in-transit inventory and allocation of manufacturing and distribution overhead to inventory for our fiscal year ended October 31, 2007. Restatement expenses include the cost of the Audit Committee’s independent investigation and professional services expenses incurred to prepare, review and audit restated financial statements for our fiscal year ended October 31, 2007. VeriFone believes excluding these expenses in our non-GAAP measures promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our ongoing operations.

     Note D: Stock-Based Compensation Related Items. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

     Note E: Non-GAAP Net Income per Share Items. VeriFone provides basic and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. The diluted non-GAAP net income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended October 31,			Twelve Months Ended October 31,

	2010	2009 *	Change (1)	2010	2009 *	Change (1)

Net revenues:

System Solutions	$228,296	$186,031	22.7%	$828,949	$727,650	13.9%

Services	47,675	31,798	49.9%	172,588	117,064	47.4%

Total net revenues	275,971	217,829	26.7%	1,001,537	844,714	18.6%

Cost of net revenues:

System Solutions	140,490	118,554	18.5%	511,193	476,045	7.4%

Amortization of purchased intangible assets	5,903	4,921	20.0%	19,628	20,414	-3.9%

Total cost of Systems Solutions net revenues	146,393	123,475	18.6%	530,821	496,459	6.9%

Services	25,877	18,445	40.3%	100,404	66,126	51.8%

Total cost of net revenues	172,270	141,920	21.4%	631,225	562,585	12.2%

Gross profit	103,701	75,909	36.6%	370,312	282,129	31.3%

Operating expenses:

Research and development	20,427	16,698	22.3%	74,227	65,148	13.9%

Sales and marketing	27,632	19,843	39.3%	94,666	73,544	28.7%

General and administrative	22,884	18,997	20.5%	84,371	76,468	10.3%

Amortization of purchased intangible assets	2,983	4,890	-39.0%	14,624	20,423	-28.4%

Impairment of goodwill	-	-	nm	-	175,512	nm

Total operating expenses	73,926	60,428	22.3%	267,888	411,095	-34.8%

Operating income (loss)	29,775	15,481	92.3%	102,424	(128,966)	nm

Interest expense	(6,487)	(7,259)	-10.6%	(28,344)	(26,476)	7.1%

Interest income	390	242	61.2%	1,278	1,517	-15.8%

Other income (expense), net	2,186	(1,969)	nm	2,887	5,716	-49.5%

Income (loss) before income taxes	25,864	6,495	298.2%	78,245	(148,209)	nm

Provision for (benefit from) income taxes	(23,577)	8,654	nm	(20,582)	9,246	nm

Net income (loss)	$49,441	$(2,159)	nm	$98,827	$(157,455)	nm

Net income (loss) per share:

Basic	$0.58	$(0.03)		$1.16	$(1.86)

Diluted	$0.55	$(0.03)		$1.13	$(1.86)

Weighted average shares used in computing net
income (loss) per share:

Basic	85,895	84,508		85,203	84,473

Diluted	89,318	84,508		87,785	84,473

(1) "nm" means not meaningful

* Amounts were adjusted to reflect the retroactive application of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement).

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

GEOGRAPHIC REVENUE INFORMATION

(IN THOUSANDS, EXCEPT PERCENTAGES)

(UNAUDITED)

	Three Months Ended October 31,			Twelve Months Ended October 31,

	2010	2009	Change	2010	2009	Change

United States and Canada	$122,109	$86,998	40%	$440,873	$343,042	29%

Europe	70,166	68,485	2%	268,197	265,548	1%

Latin America	53,887	35,563	52%	197,804	150,071	32%

Asia	29,809	26,783	11%	94,663	86,053	10%

	$275,971	$217,829	27%	$1,001,537	$844,714	19%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	October 31,	October 31,

	2010	2009 *

Assets

Current assets:

Cash and cash equivalents	$445,137	$324,996

Accounts receivable, net	132,988	157,357

Inventories	111,901	95,921

Other current assets	71,065	43,919

Total current assets	761,091	622,193

Property, plant and equipment, net	46,007	46,978

Purchased intangible assets, net	50,121	52,974

Goodwill	169,322	150,845

Other assets	48,785	44,300

Total assets	$1,075,326	$917,290

Liabilities and Equity

Current liabilities:

Accounts payable	$64,016	$87,094

Income taxes payable	651	2,650

Deferred revenue, net	55,264	45,668

Other current liabilities	134,595	104,542

Short-term debt	5,280	5,699

Total current liabilities	259,806	245,653

Deferred revenue, net	22,343	18,294

Long-term debt	468,231	463,165

Other long-term liabilities	117,484	115,759

Noncontrolling interest	1,438	2,401

Total stockholders' equity	206,024	72,018

Total liabilities and equity	$1,075,326	$917,290

* Amounts were adjusted to reflect the retroactive application of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement).

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Twelve Months Ended October 31,

	2010	2009 (1)

Cash flows from operating activities

Net income (loss)	$98,827	$(157,455)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Impairment of goodwill	-	175,512

Depreciation and amortization, net	46,602	64,230

Stock-based compensation	21,066	22,873

Non-cash interest expense	14,479	13,995

Deferred income taxes	(15,439)	1,726

Gain on reversal of pre-acquisition contingency	(8,405)	(14,870)

Gain on extinguishment of debt	(61)	(7,479)

Other	1,799	2,455

Net cash provided by operating activities before changes in working capital	158,868	100,987

Changes in operating assets and liabilities:

Accounts receivable, net	37,405	13,034

Inventories	(14,373)	72,544

Other assets	(27,290)	24,138

Accounts payable	(26,636)	5,906

Income taxes payable	(2,072)	465

Deferred revenues, net	12,521	2,982

Other liabilities	17,603	(17,447)

Net cash provided by operating activities	156,026	202,609

Cash flows from investing activities

Purchases of property, plant and equipment	(8,556)	(9,728)

Software development costs capitalized	(3,022)	(2,326)

Acquisitions of businesses, net of cash acquired	(10,136)	(1,330)

Purchases of equity investment	(5,000)	(2,721)

Proceeds from disposals of property, plant and equipment	1,615	110

Net cash used in investing activities	(25,099)	(15,995)

Cash flows from financing activities

Repayments of debt and advances against banker's acceptances	(14,606)	(33,763)

Proceeds from advances against banker's acceptances	3,561	8,638

Proceeds from issuance of common stock through equity incentive plans	12,797	475

Acquisitions of businesses - noncontrolling interest	(11,740)	-

Other	(394)	98

Net cash used in financing activities	(10,382)	(24,552)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(404)	5,774

Net increase in cash and cash equivalents	120,141	167,836

Cash and cash equivalents, beginning of period	324,996	157,160

Cash and cash equivalents, end of period	$445,137	$324,996

(1) Amounts were adjusted to reflect retroactive application of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement).

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended October 31,			Twelve Months Ended October 31,

		2010	2009	2010	2009

GAAP Net revenues - System Solutions		$228,296	$186,031	$828,949	$727,650

Amortization of step-down in deferred revenue on acquisition	A	11	-	11	-

Non-GAAP Net revenues - System Solutions		$228,307	$186,031	$828,960	$727,650

GAAP Net revenues - Services		$47,675	$31,798	$172,588	$117,064

Amortization of step-down in deferred revenue on acquisition	A	18	69	18	402

Non-GAAP Net revenues - Services		$47,693	$31,867	$172,606	$117,466

GAAP Net revenues		$275,971	$217,829	$1,001,537	$844,714

Amortization of step-down in deferred revenue on acquisition	A	29	69	29	402

Non-GAAP Net revenues		$276,000	$217,898	$1,001,566	$845,116

GAAP Cost of net revenues - System Solutions		$146,393	$123,475	$530,821	$496,459

Stock-based compensation	D	(327)	(468)	(986)	(1,568)

Acquisition related and Restructuring costs	A B	(171)	(1,115)	(381)	(1,215)

Reversal of warranty liability established at acquisition	A	-	-	-	2,155

Amortization of purchased intangible assets	A	(5,903)	(4,921)	(19,628)	(20,414)

Non-GAAP Cost of net revenues - System Solutions		$139,992	$116,971	$509,826	$475,417

GAAP Cost of net revenues - Services		$25,877	$18,445	$100,404	$66,126

Stock-based compensation	D	(22)	(47)	(83)	(144)

Acquisition related and Restructuring costs	A B	(6)	(2)	(99)	(120)

Amortization of purchased intangible assets	A	(103)	-	(1,637)	-

Non-GAAP Cost of net revenues - Services		$25,746	$18,396	$98,585	$65,862

GAAP Gross profit - System Solutions		$81,903	$62,556	$298,128	$231,191

Amortization of step-down in deferred revenue on acquisition	A	11	-	11	-

Stock-based compensation	D	327	468	986	1,568

Acquisition related and Restructuring costs	A B	171	1,115	381	1,215

Reversal of warranty liability established at acquisition	A	-	-	-	(2,155)

Amortization of purchased intangible assets	A	5,903	4,921	19,628	20,414

Non-GAAP Gross profit - System Solutions		$88,315	$69,060	$319,134	$252,233

GAAP System Solutions gross margins		35.9%	33.6%	36.0%	31.8%

Amortization of step-down in deferred revenue on acquisition as
a % of System Solutions net revenues	A	0.0%	0.0%	0.0%	0.0%

Stock-based compensation as a % of System Solutions net
revenues	D	0.1%	0.3%	0.1%	0.2%

Acquisition related and Restructuring costs as a % of System
Solutions net revenues	A B	0.1%	0.6%	0.0%	0.2%

Reversal of warranty liability established at acquisition as a %
of System Solutions net revenues	A	0.0%	0.0%	0.0%	-0.3%

Amortization of purchased intangible assets as a % of System
Solutions net revenues	A	2.6%	2.6%	2.4%	2.8%

Non-GAAP System Solutions gross margins		38.7%	37.1%	38.5%	34.7%

GAAP Gross profit - Services		$21,798	$13,353	$72,184	$50,938

Amortization of step-down in deferred revenue on acquisition	A	18	69	18	402

Stock-based compensation	D	22	47	83	144

Acquisition related and Restructuring costs	A B	6	2	99	120

Amortization of purchased intangible assets	A	103	-	1,637	-

Non-GAAP Gross profit - Services		$21,947	$13,471	$74,021	$51,604

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended October 31,			Twelve Months Ended October 31,

		2010	2009	2010	2009

GAAP Services gross margins		45.7%	42.0%	41.8%	43.5%

Amortization of step-down in deferred revenue on acquisition as
a % of Services net revenues	A	0.0%	0.2%	0.0%	0.3%

Stock-based compensation as a % of Services net revenues	D	0.0%	0.1%	0.0%	0.1%

Acquisition related and Restructuring costs as a % of Services
net revenues	A B	0.0%	0.0%	0.1%	0.1%

Amortization of purchased intangible assets as a % of Services
net revenues	A	0.2%	0.0%	0.9%	0.0%

Non-GAAP Services gross margins		46.0%	42.3%	42.9%	43.9%

GAAP Gross profit		$103,701	$75,909	$370,312	$282,129

Amortization of step-down in deferred revenue on acquisition	A	29	69	29	402

Stock-based compensation	D	349	515	1,069	1,712

Acquisition related and Restructuring costs	A B	177	1,117	480	1,335

Reversal of warranty liability established at acquisition	A	-	-	-	(2,155)

Amortization of purchased intangible assets	A	6,006	4,921	21,265	20,414

Non-GAAP Gross profit		$110,262	$82,531	$393,155	$303,837

GAAP Gross margins		37.6%	34.8%	37.0%	33.4%

Amortization of step-down in deferred revenue on acquisition as
a % of net revenues	A	0.0%	0.0%	0.0%	0.0%

Stock-based compensation as a % of net revenues	D	0.1%	0.2%	0.1%	0.2%

Acquisition related and Restructuring costs as a % of net
revenues	A B	0.1%	0.5%	0.0%	0.2%

Reversal of warranty liability established at acquisition as a % of
net revenues	A	0.0%	0.0%	0.0%	-0.3%

Amortization of purchased intangible assets as a % of net
revenues	A	2.2%	2.3%	2.1%	2.4%

Non-GAAP Gross margins		40.0%	37.9%	39.3%	36.0%

GAAP Research and development		$20,427	$16,698	$74,227	$65,148

Stock-based compensation	D	(757)	(1,281)	(2,682)	(4,974)

Acquisition related and Restructuring costs	A B	(1)	(190)	9	(1,020)

Non-GAAP Research and development		$19,669	$15,227	$71,554	$59,154

GAAP Sales and marketing		$27,632	$19,843	$94,666	$73,544

Stock-based compensation	D	(2,942)	(1,805)	(8,985)	(7,495)

Acquisition related and Restructuring costs	A B	(779)	(112)	(789)	(1,239)

Non-GAAP Sales and marketing		$23,911	$17,926	$84,892	$64,810

GAAP General and administrative, impairment of goodwill, and
amortization of purchased intangible assets		$25,867	$23,887	$98,995	$272,403

Stock-based compensation	D	(2,872)	(1,315)	(8,325)	(8,691)

Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies	A B C	-	(14)	(1,094)	(6,367)

Acquisition related and Restructuring costs	A B	(1,895)	(3,007)	(4,043)	1,509

Impairment of goodwill	B	-	-	-	(175,512)

Amortization of purchased intangible assets	A	(2,983)	(4,890)	(14,624)	(20,423)

Non-GAAP General and administrative		$18,117	$14,661	$70,909	$62,919

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended October 31,			Twelve Months Ended October 31,

		2010	2009	2010	2009

GAAP Operating expenses		$73,926	$60,428	$267,888	$411,095

Stock-based compensation	D	(6,571)	(4,401)	(19,992)	(21,160)

Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies	A B C	-	(14)	(1,094)	(6,367)

Acquisition related and Restructuring costs	A B	(2,675)	(3,309)	(4,823)	(750)

Impairment of goodwill	B	-	-	-	(175,512)

Amortization of purchased intangible assets	A	(2,983)	(4,890)	(14,624)	(20,423)

Non-GAAP Operating expenses		$61,697	$47,814	$227,355	$186,883

GAAP Operating income (loss)		$29,775	$15,481	$102,424	$(128,966)

Amortization of step-down in deferred revenue on acquisition	A	29	69	29	402

Stock-based compensation	D	6,920	4,916	21,061	22,872

Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies	A B C	-	14	1,094	6,367

Acquisition related and Restructuring costs	A B	2,852	4,426	5,303	2,085

Impairment of goodwill	B	-	-	-	175,512

Reversal of warranty liability established at acquisition	A	-	-	-	(2,155)

Amortization of purchased intangible assets	A	8,989	9,811	35,889	40,837

Non-GAAP Operating income		$48,565	$34,717	$165,800	$116,954

GAAP Operating margin		10.8%	7.1%	10.2%	-15.3%

Amortization of step-down in deferred revenue on acquisition as
a % of net revenues	A	0.0%	0.0%	0.0%	0.0%

Stock-based compensation as a % of net revenues	D	2.5%	2.3%	2.1%	2.7%

Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies as a % of net revenues	A B C	0.0%	0.0%	0.1%	0.8%

Acquisition related and Restructuring costs as a % of net
revenues	A B	1.0%	2.0%	0.5%	0.2%

Impairment of goodwill as a % of net revenues	B	0.0%	0.0%	0.0%	20.8%

Reversal of warranty liability established at acquisition as a % of
net revenues	A	0.0%	0.0%	0.0%	-0.3%

Amortization of purchased intangible assets as a % of net
revenues	A	3.3%	4.5%	3.6%	4.8%

Non-GAAP Operating margin		17.6%	15.9%	16.6%	13.8%

GAAP Interest expense		$(6,487)	$(7,259)	$(28,344)	$(26,476)

Acquisition related interest charges	A	(608)	493	650	(2,677)

Non-cash interest expense	B	3,745	3,436	14,479	13,995

Non-GAAP Interest expense		$(3,350)	$(3,330)	$(13,215)	$(15,158)

GAAP Interest income		$390	$242	$1,278	$1,517

Non-GAAP Interest income		$390	$242	$1,278	$1,517

GAAP Other income (expense), net		$2,186	$(1,969)	$2,887	$5,716

Other charges	A B	(2,614)	828	(5,236)	(798)

Gain on debt extinguishment	B	-	-	(61)	(7,479)

Non-GAAP Other expense, net		$(428)	$(1,141)	$(2,410)	$(2,561)

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended October 31,			Twelve Months Ended October 31,

		2010	2009	2010	2009

Non-GAAP Income before income taxes		$45,177	$30,488	$151,453	$100,752

GAAP Provision for (benefit from) income taxes		$(23,577)	$8,654	$(20,582)	$9,246

Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	32,612	(117)	56,182	18,965

Non-GAAP Provision for income taxes (1)		$9,035	$8,537	$35,600	$28,211
Non-GAAP Income tax rate (1)		20%	28%	24%	28%

GAAP Net income (loss)		$49,441	$(2,159)	$98,827	$(157,455)

Amortization of step-down in deferred revenue on acquisition	A	29	69	29	402

Stock-based compensation	D	6,920	4,916	21,061	22,872

Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies	A B C	(3,222)	1,335	(3,492)	2,892

Acquisition related and Restructuring costs	A B	2,852	4,426	5,303	2,085

Impairment of goodwill	B	-	-	-	175,512

Reversal of warranty liability established at acquisition	A	-	-	-	(2,155)

Amortization of purchased intangible assets	A	8,989	9,811	35,889	40,837

Non-cash interest expense	B	3,745	3,436	14,479	13,995

Gain on debt extinguishment	B	-	-	(61)	(7,479)

Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	(32,612)	117	(56,182)	(18,965)

Total Non-GAAP Net income		$36,142	$21,951	$115,853	$72,541

Non-GAAP Net income per share:

Basic	E $	0.42	$0.26	$1.36	$0.86

Diluted	E $	0.40	$0.26	$1.32	$0.85

Weighted average shares used in computing Non-GAAP net
income per share:

Basic	E	85,895	84,508	85,203	84,473

Diluted	E	89,318	85,812	87,785	84,845

GAAP Net income (loss) as a % of net revenues		17.9%	-1.0%	9.9%	-18.6%

Amortization of step-down in deferred revenue on acquisition as a
% of net revenues	A	0.0%	0.0%	0.0%	0.0%

Stock-based compensation as a % of net revenues	D	2.5%	2.3%	2.1%	2.7%

Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies as a % of net revenues	A B C	-1.2%	0.6%	-0.3%	0.3%

Acquisition related and Restructuring costs as a % of net
revenues	A B	1.0%	2.0%	0.5%	0.2%

Impairment of goodwill as a % of net revenues	B	0.0%	0.0%	0.0%	20.8%

Reversal of warranty liability established at acquisition as a % of
net revenues	A	0.0%	0.0%	0.0%	-0.3%

Amortization of purchased intangible assets as a % of net
revenues	A	3.3%	4.5%	3.6%	4.8%

Non-cash interest expense as a % of net revenues	B	1.4%	1.6%	1.4%	1.7%

Gain on debt extinguishment as a % of net revenues	B	0.0%	0.0%	0.0%	-0.9%

Income tax effect of non-GAAP exclusions and changes in
valuation allowance as a % of net revenues	B	-11.8%	0.1%	-5.6%	-2.2%

Total Non-GAAP Net income as a % of non-GAAP net revenues		13.1%	10.1%	11.6%	8.6%

(1) The Non-GAAP tax rate used in our Non-GAAP reconciliation was changed beginning the fiscal third quarter 2010 from 28% to 20%. The drop in the Non-GAAP tax rate increased our Non-GAAP Net income per share by four and eight cents for the three and twelve months ended October 31, 2010, respectively.